Exhibit 4.1

Stock Purchase Agreement

Magnetek, Inc.

10900 Wilshire Boulevard, Suite 850

Los Angeles, CA  90024

The undersigned (the “Investor”) hereby confirms its agreement with you as follows:

1.                                      This Stock Purchase Agreement (which includes the annex and exhibits hereto; collectively, the “Agreement”) is made as of the date set forth below among Magnetek, Inc., a Delaware corporation (the “Company”), and the Investor.

2.                                      The Company has authorized the sale and issuance of up to                    shares (the “Shares”) of common stock of the Company, $.01 par value per share (the “Common Stock”), to certain investors in a private placement (the “Offering”).

3.                                      The Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor            Shares at a purchase price of $                        per Share, or an aggregate purchase price of $                       , pursuant to the Terms and Conditions for Purchase of Shares attached hereto as Annex I and incorporated herein by this reference as if fully set forth herein.  Unless otherwise requested by the Investor in Exhibit A, certificates representing the Shares purchased by the Investor will be registered in the Investor’s name and address as set forth below.

4.                                      The Investor represents (i) that the state of its residence is set forth below in its address and (ii) that, except as set forth below, (a) it has had no position, office or other material relationship within the past three years with the Company or its affiliates, (b) neither it, nor any group of which it is a member or to which it is related, beneficially owns (including the right to acquire or vote) any securities of the Company and (c) it has no direct or indirect affiliation or association with any National Association of Securities Dealers, Inc. (“NASD”) member.  Exceptions:

(If no exceptions, write “none.”  If left blank, response will be deemed to be “none.”)

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Dated as of: , 2003

“INVESTOR”

By:
Print Name:
Title:
Address:

Facsimile:
Telephone:
Email:

AGREED AND ACCEPTED:
MAGNETEK, INC.

By:
Name:
Title:

Annex I

Terms and Conditions for Purchase of Shares

1.                                      Agreement to Sell and Purchase the Shares; Subscription Date.

1.1                               Purchase and Sale.  At the Closing (as defined in Section 2), the Company will sell to the Investor, and the Investor will purchase from the Company, upon the terms and conditions hereinafter set forth, the number of Shares set forth on the signature page to which these Terms and Conditions for Purchase of Shares are attached as Annex I (the “Signature Page”) at the purchase price set forth on such Signature Page.

1.2                               Other Investors.  As part of the Offering, the Company proposes to enter into this same form of Stock Purchase Agreement (or a substantially similar form, if entered into with the Placement Agent, insofar as necessary to accommodate regulatory differences between the Placement Agent and other Other Investors) with certain other investors (the “Other Investors”), and the Company expects to complete sales of Shares to them.  (The Investor and the Other Investors are hereinafter sometimes collectively referred to as the “Investors,” and this Agreement and the Stock Purchase Agreements executed by the Other Investors are hereinafter sometimes collectively referred to as the “Agreements.”)  The Company will accept executed Agreements from Investors for the purchase of Shares commencing upon the date on which the Company provides the Investors with the proposed purchase price per Share and concluding upon the date (the “Subscription Date”) on which the Company has notified B. Riley & Co. (in its capacity as Placement Agent for the Shares, the “Placement Agent”) in writing that it is no longer accepting Agreements for the purchase of Shares in the Offering.

1.3                               Placement Agent Fee.  Investor acknowledges that the Company intends to pay the Placement Agent a fee in respect of the sale of Shares to the Investor.

2.                                      Delivery of the Shares at Closing.  The completion of the purchase and sale of the Shares (the “Closing”) shall occur at a place and time, no later than October      , 2003 (the “Closing Date”), to be specified by the Company and the Placement Agent, and of which the Investors will be notified in advance by the Placement Agent.  At or within three business days of the Closing, the Company shall deliver to the Investor one or more stock certificates representing the number of Shares set forth on the Signature Page, each such certificate to be registered in the name of the Investor or, if so indicated on the Stock Certificate Questionnaire attached hereto as Exhibit A, in the name of a nominee designated by the Investor.  In addition, on or prior to the Closing Date, the Company shall cause counsel to the Company to deliver to the Investors a legal opinion in the form attached hereto as Exhibit D.

The Company’s obligation to issue and sell the Shares to the Investor shall be subject to the following conditions, any one or more of which may be waived by the Company: (a) receipt by the Company of the purchase price for the Shares being purchased hereunder as set forth on the Signature Page; (b) completion of purchases and sales under the Agreements with the Other Investors; (c) the accuracy of the representations and warranties made by the Investors and the fulfillment of those undertakings of the Investors to be fulfilled prior to the Closing; (d) the absence of any order, writ, injunction, judgment or decree that questions the validity of the Agreements or the right of the Company to enter into such Agreements or to consummate the transactions contemplated hereby and thereby; and (e) the execution and delivery by the Investor of the Registration Rights Agreement in the form attached hereto as Exhibit C (the “Registration Rights Agreement”).

The Investor’s obligation to purchase the Shares shall be subject to the following conditions, any one or more of which may be waived by the Investor: (a) the Company’s agreement to issue and sell, and the Investors’ agreement to purchase, on the Closing Date, not less than                  (                ) shares of Common Stock; (b) the execution and delivery by the Company of the Registration Rights Agreement; (c) the delivery to the Investor by counsel to the Company of a legal opinion in the form attached hereto as Exhibit D; (d) the representations and warranties of the Company contained in Section 3 being true and correct on and as of such Closing with the same effect as though such representations and warranties had been made on and as of the date of such Closing; (e) the absence of any order, writ, injunction, judgment or decree that questions the validity of the Agreements or the right of the Company to enter into such Agreements or to consummate the transactions contemplated hereby and thereby; and (f) the delivery to the Investor by the Secretary or Assistant Secretary of the Company of a certificate stating that the condition specified in part (d) of this paragraph has been fulfilled.

3.                                      Representations, Warranties and Covenants of the Company.  Except as otherwise described in the Company’s Annual Report on Form 10-K for the year ended June 30, 2003 (and any amendments thereto filed prior to the date hereof), the Company’s Proxy Statement for its 2003 Annual Meeting of Stockholders or any of the Company’s Current Reports on Form 8-K filed since January 1, 2003 (collectively, the “SEC Reports”), the Company hereby represents and warrants to, and covenants with, the Investor as of the date hereof and the Closing Date, as follows:

3.1                               Organization.  Each of the Company and its Subsidiaries (as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”)) is duly incorporated and validly existing in good standing under the laws of the jurisdiction of its organization.  Each of the Company and its Subsidiaries has full power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the Company and its Subsidiaries taken as a whole, or the business, financial condition, properties, operations or assets of the Company and its Subsidiaries, taken as a whole, or the Company’s ability to perform its obligations under the Agreements (“Material Adverse Effect”), and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification.

3.2                               Due Authorization.  The Company has all requisite power and authority to execute, deliver and perform its obligations under the Agreements, and the Agreements have been duly authorized and validly executed and delivered by the Company and constitute legal, valid and binding agreements of the Company enforceable against the Company in accordance with their terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

3.3                               Non-Contravention.  The execution and delivery of the Agreements, the issuance and sale of the Shares to be sold by the Company under the Agreements, the fulfillment of the terms of the Agreements and the consummation of the transactions contemplated thereby will not conflict with or constitute a violation of, or default (with the passage of time or otherwise) under (i) any bond, debenture, note or other evidence of indebtedness, or any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties are bound, where such conflict, violation or default is reasonably expected to result in a Material Adverse Effect, (ii) the certificate of incorporation, by-laws or other organizational documents of the Company or any of its Subsidiaries, or (iii) any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority binding upon the Company or any of its Subsidiaries or their respective properties, where such conflict, violation or default is likely to result in (A) a Material Adverse Effect or (B) the creation or imposition of any lien, encumbrance, claim, security interest or restriction whatsoever upon any of the material properties or assets of the Company or any of its Subsidiaries or an acceleration of indebtedness pursuant to any obligation, agreement or condition contained in any material bond, debenture, note or any other evidence of indebtedness or any material indenture, mortgage, deed of trust or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject.  No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body in the United States is required for the execution and delivery of the Agreements by the Company and the valid issuance of sale of the Shares by the Company pursuant to the Agreements, other than such as have been made or obtained, and except for any filings required to be made under federal or state securities laws.

3.4                               Capitalization.  As of October 2, 2003, 24,237, 255 shares of Common Stock were issued and outstanding as of such date.  The Company has not issued any capital stock since December 31, 2002 other than (i) pursuant to the exercise of employee stock options under the stock option plans and rights under the Company’s Employee Stock Purchase Plan, or to the Company’s profit sharing retirement plan as disclosed in the SEC Reports and (ii) in a private placement in which the Company contributed 535,000 shares of Common Stock to its Pension Plan on September 15, 2003 (the “Pension Contribution”).  The Shares to be sold pursuant to the Agreements have been duly authorized, and when issued and paid for in accordance with the terms of the Agreements, will be duly and validly issued, fully paid and nonassessable.  The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable, have been issued in compliance with the registration requirements of federal and state securities laws, and were not issued in violation of any preemptive rights or similar rights to subscribe for or purchase securities.  Except for (i) options issued under the Company’s stock option plans and rights under the Company’s Employee Stock Purchase Plan and (ii) the Preferred Stock Purchase Rights outstanding (but not currently exerciseable) under the Company’s Rights Plan, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any unissued shares of capital stock or other equity interest in the Company or any of its Subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind, in either case to which the Company or any of its Subsidiaries is a party and providing for the issuance or sale of any capital stock of the Company or any of its Subsidiaries, any such convertible or exchangeable securities or any such rights, warrants or options.  Without limiting the foregoing, no preemptive right, co-sale right, registration right, right of first refusal or other similar right exists with respect to the issuance and sale of the Shares, except as provided in the Agreements.  There are no stockholders agreements, voting agreements or other similar agreements with respect to the Common Stock to which the Company is a party.  The Company, directly or through a Subsidiary, owns the entire equity interest in its Subsidiaries, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest.

3.5                               Legal Proceedings.  Except as expressly disclosed in the Company’s Annual Report on Form 10-K for the year ended June 30, 2003, there is no material legal or governmental proceeding pending, or to the knowledge of the Company, threatened, to which the Company or any of its Subsidiaries is a party or of which the business or property of the Company or any of its Subsidiaries is subject which is reasonably likely to have a Material Adverse Effect.  Neither the Company nor any Subsidiary is a party to the provisions of any injunction, judgment, decree or order of any court, regulatory body, administrative agency or other government body which is material to the business or operation of the Company and its Subsidiaries, taken as a whole.

3.6                               No Violations.  Neither the Company nor any of its Subsidiaries is in violation of its certificate of incorporation, bylaws or other organizational documents, or in violation of any law, administrative regulation, ordinance or order of any court or governmental agency, arbitration panel or authority applicable to the Company or any of its Subsidiaries, which violation, individually or in the aggregate, is reasonably likely to have a Material Adverse Effect, nor is the Company or any of its Subsidiaries in default (and there exists no condition which, with the passage of time or otherwise, would constitute a default ) in the performance of any bond, debenture, note or any other evidence of indebtedness or any indenture, mortgage, deed of trust or any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or by which the property of the Company or any of its Subsidiaries is bound, which is reasonably likely to have a Material Adverse Effect.

3.7                               Governmental Permits, Etc.  Each of the Company and its Subsidiaries has all necessary franchises, licenses, certificates and other authorizations from any foreign, federal, state or local government or governmental agency, department or body that are currently necessary for the operation of the business of the Company and its Subsidiaries as currently conducted, except where the failure to currently possess such franchises, licenses, certificates and other authorizations is not reasonably expected to have a Material Adverse Effect.

3.8                               Intellectual Property.

(a)                                  Except for matters which are not reasonably likely to have a Material Adverse Effect, (i) each of the Company and its Subsidiaries has ownership of, or a license or other legal right to use, all patents, copyrights, trade secrets, trademarks, customer lists, designs, manufacturing or other processes, computer software, systems, data compilation, research results or other proprietary rights used in the business of the Company or its Subsidiaries (collectively, “Intellectual Property”) and (ii) all of the Intellectual Property owned by the Company or its Subsidiaries consisting of patents, registered trademarks and registered copyrights have been duly registered in, filed in or issued by the United States Patent and Trademark Office, the United States Register of Copyrights or the corresponding offices of other jurisdictions and have been maintained and renewed in accordance with all applicable provisions of law and administrative regulations in the United States and/or such other jurisdictions.

(b)                                  Except for matters which are not reasonably likely to have a Material Adverse Effect, all material licenses or other material agreements under which (i) the Company or any of its Subsidiaries employs rights in Intellectual Property, or (ii) the Company or any of its Subsidiaries has granted rights to others in Intellectual Property owned or licensed by the Company or any of its Subsidiaries, are in full force and effect and there is no default by the Company or any of its Subsidiaries thereto.

(c)                                  The Company believes that it has taken all steps required in accordance with sound business practice and business judgment to establish and preserve the Company’s ownership of all material Intellectual Property owned by the Company or its Subsidiaries.

(d)                                  Except for matters which are not reasonably likely to have a Material Adverse Effect, to the knowledge of the Company; (i) the present business, activities and products of the Company and its Subsidiaries do not infringe any intellectual property of any other person; (ii) neither the Company nor any of its Subsidiaries is making unauthorized use of any confidential information or trade secrets of any person; and (iii) the activities of any of the employees on behalf of the Company or any of its Subsidiaries do not violate any agreements or arrangements related to confidential information or trade secrets of persons other than the Company or its Subsidiaries or restricting any such employee’s engagement in business activities of any nature.

(e)                                  No proceedings are pending, or to the knowledge of the Company, threatened, which challenge the rights of the Company or any of its Subsidiaries in respect of the Company’s or any of its Subsidiaries’ right to the use of the Intellectual Property, except for matters which are not reasonably likely to have a Material Adverse Effect.

3.9                               Financial Statements.

(a)                                  The financial statements of the Company and the related notes contained in the SEC Reports present fairly and accurately in all material respects the financial position of the Company as of the dates therein indicated, and the results of its operations, cash flows and the changes in shareholders’ equity for the periods therein specified, subject, in the case of unaudited financial statements for interim periods, to normal year-end audit adjustments.  Such financial statements (including the related notes) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis at the times and throughout the periods therein specified, except that unaudited financial statements may not contain all footnotes required by generally accepted accounting principles.

(b)                                  The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), which (i) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared; (ii) provide for the periodic evaluation of the effectiveness of such disclosure controls and procedures as of the end of the period covered by the Company’s most recent annual or quarterly report filed with the Securities and Exchange Commission; and (iii) are effective in all material respects to perform the functions for which they were established.

(c)                                  Based on the evaluation of its disclosure controls and procedures, the Company is not aware of (i) any significant deficiency in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weaknesses in internal controls; or (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls.

(d)                                  Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no changes that have materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

(e)                                  Except as described in the SEC Reports, there are no material off-balance sheet arrangements (as defined in Item 303 of Regulation S-K), or any other relationships with unconsolidated entities or other persons, that may have a material current or future effect on the Company’s financial condition, revenues or expenses, changes in financial condition, results of operations, liquidity, capital expenditures or capital resources.

(f)                                    The Company’s Board of Directors has validly appointed an audit committee whose composition satisfies the requirements of Rule 303.01(B)(2) of the New York Stock Exchange Listed Company Manual (the “NYSE Rules”) and the Board of Directors and/or the audit committee has adopted a charter that satisfies the requirements of Rule 303.01(B)(1) of the NYSE Rules. The audit committee has reviewed the adequacy of its charter within the past twelve months. Neither the Board of Directors nor the audit committee has been informed, nor is any director of the Company aware, of (1) any significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data or any material weakness in the Company’s internal controls; or (2) any fraud, whether or not material, that involves management or other employees of the Company who have a significant role in the Company’s internal controls.

3.10                        No Material Adverse Change.  Since June 30, 2003, there has not been (i) a change that has had or is reasonably likely to have a Material Adverse Effect, (ii) any obligation, direct or contingent, that is material to the Company or any of its Subsidiaries considered as one enterprise, incurred by the Company or any of its Subsidiaries, except obligations incurred in the ordinary course of business, (iii) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company or any of its Subsidiaries, or (iv) any loss or damage (whether or not insured) to the physical property of the Company or any of its Subsidiaries which has been sustained which has had a Material Adverse Effect.

3.11                        New York Stock Exchange Compliance.  The Company’s Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and is listed on the New York Stock Exchange (the “New York Stock Exchange”), and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the New York Stock Exchange.  The issuance of the Shares does not require shareholder approval, including, without limitation, pursuant to the NYSE Rules.

3.12                        Reporting Status.  The Company has timely made all filings required under the Exchange Act during the 12 months preceding the date of this Agreement, and all of those documents complied in all material respects with the SEC’s requirements as of their respective filing dates, and the information contained therein as of the respective dates thereof did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances under which they were made not misleading.  The Company is currently eligible to register the resale of Common Stock in a secondary offering on a registration statement on Form S-3 under the Securities Act.

3.13                        No Manipulation of Stock.  The Company has not taken and will not, in violation of applicable law, take any action outside the ordinary course of business designed to or that might reasonably be expected to cause or result in unlawful manipulation of the price of the Common Stock to facilitate the sale or resale of the Shares.

3.14                        Accountants.

(a)                                  Ernst & Young LLP, who expressed their opinion with respect to the consolidated financial statements to be incorporated by reference from the Company’s Annual Report on Form 10-K for the year ended June 30, 2003 into the Registration Statement (as defined in the Registration Rights Agreement; hereinafter “Registration Statement”) and the prospectus which forms a part thereof (the “Prospectus”), have advised the Company that they are, and to the best knowledge of the Company they are, independent accountants as required by the Securities Act and the rules and regulations promulgated thereunder (the “Rules and Regulations”).

(b)                                  Except as described in the SEC Reports and as preapproved in accordance with the requirements set forth in Section 10A of the Exchange Act, Ernst & Young LLP has not engaged and as of the date hereof is not engaging in any “prohibited activities” (as defined in Section 10A of the Exchange Act) on behalf of the Company.

3.15                        Contracts.  Except for matters which are not reasonably likely to have a Material Adverse Effect, the contracts listed as exhibits to the SEC Reports that are material to the Company, other than those contracts that are substantially or fully performed or expired by their terms, are in full force and effect on the date hereof, and none of the Company, its Subsidiaries nor, to the Company’s knowledge, any other party to such contracts is in breach of or default under any of such contracts.

3.16                        Taxes.  Except for matters which are not reasonably expected to have a Material Adverse Effect, the Company has filed all necessary federal, state and foreign income and franchise tax returns and has paid or accrued all taxes shown as due thereon, and the Company has no knowledge of a tax deficiency which has been asserted or threatened against the Company.

3.17                        Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income taxes) which are required to be paid in connection with the sale and transfer of the Shares hereunder will be, or will have been, fully paid or provided for by the Company and the Company will have complied with all laws imposing such taxes.

3.18                        Investment Company.  The Company is not an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for an investment company, within the meaning of the Investment Company Act of 1940, as amended.

3.19                        Insurance.  The Company and its Subsidiaries maintain insurance of the types and in the amounts that the Company reasonably believes is adequate for their respective businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

3.20                        Offering Materials.  The Company has not in the past nor will it hereafter take any action to sell, offer for sale or solicit offers to buy any securities of the Company which would bring the offer or sale of the Shares as contemplated by this Agreement within the provisions of Section 5 of the Securities Act.

3.21                        Listing.  The Company shall comply with all New York Stock Exchange requirements with respect to the issuance of the Shares and the listing thereof on the New York Stock Exchange.

3.22                        Related Party Transactions.  Except as disclosed in the SEC Reports, no transaction has occurred between or among the Company, any of the Subsidiaries and their affiliates, officers or directors or any affiliate or affiliates of any such officer or director that with the passage of time will be required to be disclosed pursuant to Section 13, 14 or 15(d) of the Exchange Act.

3.23                        Books and Records.  The books, records and accounts of the Company and the Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the operations of, the Company and the Subsidiaries.  The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

4.                                      Representations, Warranties and Covenants of the Investor.

4.1                               Investor Knowledge and Status.  The Investor represents and warrants to, and covenants with, the Company that: (i) the Investor is an “accredited investor” as defined in Regulation D under the Securities Act and has requested, received, reviewed and considered all information it deemed relevant in making an informed decision to purchase the Shares; (ii) the Investor understands that the Shares are “restricted securities” and have not been registered under the Securities Act and is acquiring the number of Shares set forth on the Signature Page in the ordinary course of its business and for its own account for investment only, has no present intention of distributing any of such Shares and has no arrangement or understanding with any other persons regarding the distribution of such Shares (this representation and warranty not limiting the Investor’s right to sell Shares pursuant to the Registration Statement or otherwise, or other than with respect to any claim arising out of a breach of this representation and warranty, the Investor’s right to indemnification under the Registration Rights Agreement); (iii) the Investor will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder; (iv) the Investor has answered all questions on the Signature Page and the Investor Questionnaire attached hereto as Exhibit B for use in preparation of the Registration Statement and the answers thereto are true and correct as of the date hereof and will be true and correct as of the Closing Date; (v) the Investor will notify the Company immediately of any change in any of such information until such time as the Investor has sold all of its Shares or until the Company is no longer required to keep the Registration Statement effective; and (vi) the Investor has, in connection with its decision to purchase the number of Shares set forth on the Signature Page, relied only upon the representations and warranties of the Company contained herein.  Investor understands that the issuance of the Shares to the Investor has not been registered under the Securities Act, or registered or qualified under any state securities law in reliance on specific exemptions therefrom, which exemptions may depend upon, among other things, the bona fide nature of the Investor’s investment intent as expressed herein.  No person (including without limitation the Placement Agent) is authorized by the Company to provide any representation that is inconsistent with or in addition to those contained herein or in the SEC Reports, and the Investor acknowledges that it has not received or relied on any such representations.

4.2                               International Actions.  The Investor acknowledges, represents and agrees that no action has been or will be taken in any jurisdiction outside the United States by the Company or the Placement Agent that would permit an offering of the Shares, or possession or distribution of offering materials in connection with the issue of the Shares, in any jurisdiction outside the United States.  If the Investor is located outside the United States, it has or will take all actions necessary for the sale of the Shares to comply with all applicable laws and regulations in each foreign jurisdiction in which it purchases, offers, sells or delivers Shares or has in its possession or distributes any offering material, in all cases at its own expense.

4.3                               Registration Required.  The Investor hereby covenants with the Company not to make any sale of the Shares without complying with the provisions of this Agreement and the Registration Rights Agreement, and without effectively causing the prospectus delivery requirement under the Securities Act to be satisfied (unless the Investor is selling such Shares in a transaction not subject to the prospectus delivery requirement), and the Investor acknowledges that the certificates evidencing the Shares will be imprinted with a legend that prohibits their transfer except in accordance therewith, as more fully described below.  The Investor acknowledges that as set forth in, and subject to the provisions of, this Agreement and the Registration Rights Agreement, there may occasionally be times when the Company, following consultation with its counsel, determines that it must suspend the use of the Registration Statement and/or the Prospectus forming a part of the Registration Statement.

4.4                               Power and Authority.  The Investor further represents and warrants to, and covenants with, the Company that (i) the Investor has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, and (ii) this Agreement constitutes a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Investors in the Registration Rights Agreement may be legally unenforceable.

4.5                               Certain Securities Matters.  Except with the prior written consent of the Company, the Investor will not, prior to the effectiveness of the Registration Statement, sell, offer to sell, solicit offers to buy, dispose of, loan, pledge or grant any right with respect to (collectively, a “Disposition”), the Common Stock of the Company, nor will Investor engage in any hedging or other transaction which is designed to or could reasonably be expected to lead to or result in a Disposition of Common Stock of the Company by the Investor or any other person or entity.  Such prohibited hedging or other transactions would include, without limitation, effecting any short sale or having in effect any short position (whether or not such sale or position is against the box and regardless of when such position was entered into) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to the Common Stock of the Company or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Common Stock of the Company.  In addition, no Investor shall sell, transfer or assign any portion of the Securities, unless:

(i) there is then in effect an effective registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) the Investor has notified the Company in writing of any such sale, transfer or assignment and furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act; provided, however, that such opinion of counsel will be unnecessary (A) if the sale, transfer or assignment is made pursuant to Rule 144 and such Investor provides the Company with evidence reasonably satisfactory to the Company and its legal counsel that the proposed transaction satisfies the requirements of Rule 144 or (B) in connection with a bona fide pledge or hypothecation of any Securities under a margin arrangement with a broker-dealer or other financial institution that complies with all applicable federal and state securities laws.

4.6                               (b)                                 Legends.  Each Investor acknowledges and understands that, until the Securities have been registered, each certificate or other document evidencing any of the Securities will be endorsed with the following legend:

The securities represented hereby have not been registered under the Securities Act of 1933, as amended, or the securities laws of any other jurisdiction.  The securities represented hereby may not be sold, transferred or assigned in the absence of an effective registration statement covering the securities under applicable securities laws, or unless the Company has received an opinion of counsel or other evidence satisfactory to the Company and its counsel, that such registration is not required.

Notwithstanding the foregoing, to the extent that (1) the resale, transfer or assignment of any of the Securities is registered pursuant to an effective registration statement; (2) any of the Securities have been sold pursuant to Rule 144 under the Securities Act or any successor provision (“Rule 144), and such Investor provides the Company with customary seller’s and broker’s representation letters; or (3) the Securities are eligible for resale under Rule 144(k) or any successor provision, such Securities shall be issued without any legend or other restrictive language and, with respect to the Securities upon which such legend is stamped, the Company shall issue new certificates without such legend to the holder thereof upon request.

4.7                               No Tax or Legal Advice.  The Investor understands that nothing in this Agreement, or any other materials presented to the Investor in connection with the purchase and sale of the Shares constitutes legal, tax or investment advice.  The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Shares

4.8                               Acknowledgments Regarding Placement Agent.  The Investor acknowledges that the Placement Agent has acted solely as placement agent for the Company in connection with the Offering of the Shares by the Company, and that the Placement Agent has made no representation or warranty whatsoever with respect to the accuracy or completeness of information, data or other related disclosure material that has been provided to the Investor.  The Investor further acknowledges that in making its decision to enter into this Agreement and purchase the Shares, it has relied on its own examination of the Company and the terms of, and consequences of holding, the Shares.  The Investor further acknowledges that the provisions of this Section 4.7 are for the benefit of (in addition to the Company), and may be enforced by, the Placement Agent.

5.                                      Survival of Representations, Warranties and Agreements.  Notwithstanding any investigation made by any party to this Agreement or by the Placement Agent, all covenants, agreements, representations and warranties made by the Company and the Investor herein shall survive the execution of this Agreement, the delivery to the Investor of the Shares being purchased and the payment therefor.

6.                                      Registration of the Shares.  The Company and each Investor shall execute and deliver the Registration Rights Agreement in the form attached hereto as Exhibit C.

7.                                      Public Statements.  The Company will not issue any public statement, press release or any other public disclosure listing Investor as one of the purchasers of the Shares without Investor’s prior written consent, except as may be required by applicable law, regulation or rules of any exchange on which the Company’s securities are listed.

8.                                      Notices.  All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed (A) if within domestic United States by first-class registered or certified airmail, or nationally recognized overnight express courier, postage prepaid, or by facsimile, or (B) if delivered from outside the United States, by International Federal Express (or comparable service) or facsimile, and shall be deemed given (i) if delivered by first-class registered or certified mail domestic, three business days after so mailed, (ii) if delivered by nationally recognized overnight carrier, one (1) business day after so mailed, (iii) if delivered by International Federal Express (or comparable service), two (2) business days after so mailed, (iv) if delivered by facsimile, upon electric confirmation of receipt and shall be delivered as addressed as follows:

(a)	if to the Company, to:

Magnetek, Inc.
10900 Wilshire Boulevard, Suite 850
Los Angeles, CA 90024
Attention: Chief Financial Officer
Phone: (310) 208-1980
Telecopy: (310) 208-6133

with a copy mailed to:

Gibson Dunn & Crutcher LLP
333 South Grand Avenue
Los Angeles, California 90071-3197

Attention: Jennifer Bellah Maguire
Phone: (213) 229-7986
Telecopy: (213) 229-6986

(b)                                  if to the Investor, at its address on the Signature Page, or at such other address or addresses as may have been furnished to the Company in writing.

9.                                      Changes.  This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.

10.                               Headings.  The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

11.                               Severability.  In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

12.                               Governing Law; Attorneys’ Fees.  This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without giving effect to the principles of conflicts of law.  In the event of any action or proceeding arising from or relating to this Agreement (or any Exhibit hereto), the prevailing party shall be entitled to recover its attorneys’ fees.

13.                               Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

14.                               Confidential Disclosure Agreement.  Notwithstanding any provision of this Agreement to the contrary, any confidential disclosure agreement previously executed by the Company and the Investor in connection with the transactions contemplated by this Agreement shall remain in full force and effect in accordance with its terms following the execution of this Agreement and the consummation of the transactions contemplated hereby.

15.                               Independent Nature of Investor’s Obligations and Rights.  The obligations of the Investor and each Other Investor under the Agreements are several and not joint with the obligations of any Other Investor, and no Investor shall be responsible in any way for the performance of the obligations of any Other Investor under the Agreements.  The decision of the Investor to purchase Shares pursuant to this Agreement has been made by the Investor independently of any Other Investor.  Nothing contained in any of the Agreements and no action taken by the Investor or any Other Investor pursuant thereto, shall be deemed to constitute the Investor and the Other Investors as a partnership, an association, a joint venture or any other kind of entity, or to create a presumption that the Investor and the Other Investors are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Agreements.   The Investor acknowledges

that no Other Investor has acted as agent for the Investor in connection with making its investment hereunder and that no Other Investor will be acting as agent of the Investor in connection with monitoring its investment in the Shares or enforcing its rights under this Agreement or the Registration Rights Agreement.  The Investor and each Other Investor shall be entitled to independently protect and enforce their respective rights, including without limitation the rights arising out of the Agreements or out of the Registration Rights Agreement, and it shall not be necessary for any Other Investor to be joined as an additional party in any proceeding brought by the Investor for such purpose.

16.                               Entire Agreement.  This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof.  There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein.  This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

Exhibit A

MAGNETEK, INC.

STOCK CERTIFICATE QUESTIONNAIRE

Pursuant to Section 4 of the Agreement, please provide us with the following information:

1.	The exact name that your Shares are to be registered in (this is the name that will appear on your stock certificate(s)). You may use a nominee name if appropriate:

2.	The relationship between the Investor and the registered holder listed in response to item 1 above:

3.	The mailing address of the registered holder listed in response to item 1 above:

4.	The Social Security Number or Tax Identification Number of the registered holder listed in the response to item 1 above:

A-1

Exhibit B

MAGNETEK, INC.

INVESTOR QUESTIONNAIRE

(all non-public information will be treated confidentially)

To: B. Riley & Co.,

This Investor Questionnaire (“Questionnaire”) must be completed by each potential investor in connection with the offer and sale of the shares of the common stock, par value $.01 per share (the “Securities”), of Magnetek, Inc. (the “Company”).  The Securities are being offered and sold by the Company without registration under the Securities Act of 1933, as amended (the “Securities Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4 of the Securities Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws.  The Company must determine that a potential investor meets certain suitability requirements before offering or selling Securities to such investor.  The purpose of this Questionnaire is to assure the Company that each investor will meet the applicable suitability requirements.  The information supplied by you will be used in determining whether you meet such criteria, and reliance upon the private offering exemption from registration is based in part on the information herein supplied.

This Questionnaire does not constitute an offer to sell or a solicitation of an offer to buy any security.  Your answers will be kept strictly confidential.  However, by signing this Questionnaire you will be authorizing the Company to provide a completed copy of this Questionnaire to such parties as the Company deems appropriate in order to ensure that the offer and sale of the Securities will not result in a violation of the Securities Act or the securities laws of any state and that you otherwise satisfy the suitability standards applicable to purchasers of the Securities.  All potential investors must answer all applicable questions and complete, date and sign this Questionnaire.  Please print or type your responses and attach additional sheets of paper if necessary to complete your answers to any item.

A.                                    Background Information

Name:

Business Address:
(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: ( )

Residence Address:
(Number and Street)

(City)	(State)	(Zip Code)

Telephone Number: ( )

If an individual:

Age:	Citizenship:	Where registered to vote:

If a corporation, partnership, limited liability company, trust or other entity:

Type of entity:

State of formation:		Date of formation:

Social Security or Taxpayer Identification No.

Send all correspondence to (check one):		Residence Address	Business Address

B.                                    Status as Accredited Investor

The undersigned is an “accredited investor” as such term is defined in Regulation D under the Securities Act, as at the time of the sale of the Securities the undersigned falls within one or more of the following categories (Please initial one or more, as applicable):

(1)                                  a bank as defined in Section 3(a)(2) of the Securities Act, or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; an insurance company as defined in Section 2(13) of the Securities Act; an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that act; a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000; an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with the investment decisions made solely by persons that are accredited investors;(1)

(2)                                  a private business development company as defined in Section 202(a)(22) of the Investment Adviser Act of 1940;

(3)                                  an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the Securities offered, with total assets in excess of $5,000,000;

(4)                                  a natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of such person’s purchase of the Securities exceeds $1,000,000;

(1)   As used in this Questionnaire, the term “net worth” means the excess of total assets over total liabilities.  In computing net worth for the purpose of subsection (4), the principal residence of the investor must be valued at cost, including cost of improvements, or at recently appraised value by an institutional lender making a secured loan, net of encumbrances.  In determining income, the investor should add to the investor’s adjusted gross income any amounts attributable to tax exempt income received, losses claimed as a limited partner in any limited partnership, deductions claimed for depreciation, contributions to an IRA or KEOGH retirement plan, alimony payments, and any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income.

(5)                                  a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(6)                                  a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii) of Regulation D; and

(7)                                  an entity in which all of the equity owners are accredited investors (as defined above).

C.                                    Representations

The undersigned hereby represents and warrants to the Company as follows:

1.                                      Any purchase of the Securities would be solely for the account of the undersigned and not for the account of any other person or with a view to any resale, fractionalization, division, or distribution thereof.

2.                                      The information contained herein is complete and accurate and may be relied upon by the Company, and the undersigned will notify the Company immediately of any material change in any of such information occurring prior to the closing, if any, with respect to the purchase of Securities by the undersigned or any co-purchaser.

3.                                      There are no suits, pending litigation, or claims against the undersigned that could materially affect the net worth of the undersigned as reported in this Questionnaire.

4.                                      The undersigned acknowledges that there may occasionally be times when the Company, following consultation with its counsel, determines that it must suspend the use of the Prospectus forming a part of the Registration Statement (as such terms are defined in the Stock Purchase Agreement to which this Questionnaire is attached).  The undersigned is aware that, in such event, the Securities will not be subject to ready liquidation, and that any Securities purchased by the undersigned would have to be held during such suspension.  The overall commitment of the undersigned to investments which are not readily marketable is not excessive in view of the undersigned’s net worth and financial circumstances, and any purchase of the Securities will not cause such commitment to become excessive.  The undersigned is able to bear the economic risk of an investment in the Securities.

5.                                      The undersigned has carefully considered the potential risks relating to the Company and a purchase of the Securities, and fully understands that the Securities are speculative investments which involve a high degree of risk of loss of the undersigned’s entire investment.  Among others, the undersigned has carefully considered each of the risks described under the headings “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended June 30, 2003.

IN WITNESS WHEREOF, the undersigned has executed this Questionnaire this            day of              , 2003, and declares under oath that it is truthful and correct.

Print Name

By:
Signature

Title:
(required for any purchaser that is a corporation, partnership, trust or other entity)

Exhibit C

Registration Rights Agreement

C-1

EXHIBIT D-1

FORM OF LEGAL OPINION

[GDC]

opinion to be subject to customary assumptions, qualifications and limitations]

1.                                       The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company has the corporate power and authority to own its properties and assets, to carry on its business as described in its Form 10-K, and to enter into the Transaction Documents and perform its obligations thereunder.

2.                                       The Transaction Documents are legal, valid and binding obligations of the Company enforceable against it in accordance with their terms,

3.                                       The shares of Common Stock to be issued to the Investors pursuant to the Stock Purchase Agreement (the “Shares”) have been duly authorized and, when issued and paid for in accordance with the terms of the Agreement, will be validly issued, fully paid and nonassessable.  The Shares are not subject to any preemptive rights provided for in the Company’s Certificate of Incorporation.

4.                                       Based in part upon the representations of the Investors contained in the Agreement, the offer, sale, issuance and delivery of the Common Stock under the circumstances contemplated by the Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”).

5.                                       Except as disclosed in the schedules to the Agreement, the execution and delivery of the Transaction Documents and the performance by the Company of its terms will not breach or result in a violation of the Company’s Certificate of Incorporation or Bylaws

6.                                       Based in part upon the representations of the Investors contained in the Agreement, no consent, approval or authorization of, or declaration or filing with, any governmental authority of the State of California or the United States applicable to the Company that is, in our experience, generally applicable to transactions in the nature of those contemplated by the Transaction Documents, or the General Corporation Law of the State of Delaware is required in connection with the execution, delivery and performance by the Company of the Transaction Documents, except for such consents, approvals or authorizations of, or declarations or filings (i) as may be required under the Act, the Securities Exchange Act of 1934, as amended, or by the New York Stock Exchange; (ii) as may be required under any state securities or Blue Sky laws, (iii) as may be contemplated by the Registration Rights Agreement , (iv) as have been made or obtained on or before the date hereof or (v) that, if not made or obtained, would not have a Material Adverse Effect.

EXHIBIT D-2

FORM OF LEGAL OPINION

[General Counsel of Magnetek]

opinion to be subject to customary assumptions, qualifications and limitations]

1.                                       The Company is duly qualified to do business as a foreign corporation and is in good standing in each other state in which the nature of its activities or of its properties owned or leased makes such qualification necessary, except to the extent that failure to so qualify would not have a material adverse effect on the Company and its Subsidiaries (taken as a whole).

2.                                       The Transaction Documents have been duly authorized by all necessary corporate action on the part of the Company and have been duly executed and delivered by the Company.

3.                                       Except as disclosed in the schedules to the Agreement, the execution and delivery of the Transaction Documents and the performance by the Company of its terms (a) will not constitute a material breach of the terms, conditions or provisions of, or constitute a default under, any contract, undertaking, indenture or other agreement or instrument identified in Appendix 1 hereto and (b) will not result in the creation of any lien on any material portion of the assets of the Company and its Subsidiaries.

4.                                       Except as disclosed in the SEC Reports, there is, to my current actual knowledge, no action, suit or proceeding pending against the Company or its properties in any court or before any governmental authority or agency, or arbitration board or tribunal which, if adversely determined, could reasonably be expected to have a Material Adverse Effect.

APPENDIX 1